EXHIBIT 24

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the common stock, par value $0.0001 per share, of Reservoir Media, Inc. This Joint Filing Agreement shall be included as an exhibit to such joint filing and may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: March 3, 2026

ER RESERVOIR LLC

/s/ Ryan P. Taylor
Name:	Ryan P. Taylor
Title:	Managing Director

RICHMOND HILL CAPITAL PARTNERS, LP
By: Richmond Hill Advisors, LLC, as General Partner

/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Managing Member

ESSEX EQUITY JOINT INVESTMENT VEHICLE, LLC

/s/ John D. Liu
Name:	John D. Liu
Title:	Managing Director

RICHMOND HILL INVESTMENTS, LLC
By: Essex Equity Holdings, LLC, as Manager

/s/ John D. Liu
Name:	John D. Liu
Title:	Manager

RICHMOND HILL INVESTMENT CO., LP
By: Richmond Hill Capital Management, LLC, as General Partner

/s/ Ryan P. Taylor
Name:	Ryan P. Taylor
Title:	Manager

RICHMOND HILL CAPITAL MANAGEMENT, LLC

/s/ Ryan P. Taylor
Name:	Ryan P. Taylor
Title:	Manager

RICHMOND HILL ADVISORS, LLC

/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Manager

RYAN P. TAYLOR

/s/ Ryan P. Taylor
Name: Ryan P. Taylor